As filed with the Securities and Exchange Commission on March 15, 2021

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

Under

The Securities Act of 1933

POTBELLY CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	36-4466837
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

111 N. Canal Street, Suite 850

Chicago, Illinois 60606

(312) 951-0600

(Address, including zip code, and telephone number, including area code, of registrants’ principal executive offices)

Adiya Dixon

Chief Legal Officer and Secretary

Potbelly Corporation

222 Merchandise Mart Plaza, 23rd Floor, Chicago, Illinois 60654

(312) 951-0600

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Edward S. Best

Mayer Brown LLP

71 South Wacker Drive

Chicago, Illinois 60606

(312) 782-0600

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered(1)	Amount to be registered(2)	Proposed maximum offering price per unit(3)	Proposed maximum aggregate offering price(3)	Amount of registration fee
Common Stock, par value $0.01 per share	4,549,529	$5.48	$24,931,419	$2,721

(1)	All the shares of common stock being registered hereby are offered for the account of the Selling Stockholders who acquired such shares in a private transaction.
(2)

Includes 1,299,861 shares of common stock issuable upon exercise of a warrant issued to the Selling Stockholders. Pursuant to Rule 416 under the Securities Act, this registration statement also covers an indeterminate number of additional shares of common stock as may be issuable with respect to the shares being issued hereunder as a result of a stock split, stock dividend, capitalization or similar event.

(3)

Estimated pursuant to Rule 457(c) under the Securities Act solely for purposes of calculating the amount of the registration fee, based on the average of the high and low prices of the registrant’s common stock reported as of March 9, 2021 on the Nasdaq Global Select Market (“Nasdaq”).

The information in this prospectus is not complete and may be changed. The selling stockholders named in this prospectus may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and the selling stockholders named in this prospectus is not soliciting offers to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to completion, dated March 15, 2021

PROSPECTUS

4,549,529 Shares

POTBELLY CORPORATION.

Common Stock

This prospectus covers the sale of an aggregate of 4,549,529 shares (the “Shares”) of our common stock, par value $0.01 per share (the “Common Stock”), by the Selling Stockholders identified in this prospectus, including 1,299,861 shares (the “Warrant Shares”) of Common Stock issuable upon exercise of outstanding warrants (the “Warrants”), which entitle the holders thereof to purchase an aggregate of 1,299,861 shares of our Common Stock at an exercise price of $5.45 per share, subject to certain adjustments. In connection with the exercise of the Warrants, the holders of the Warrants may elect, in their sole discretion, to pay cash or to exercise on a cashless basis, pursuant to which the holders will not be required to pay cash for shares of Common Stock issuable upon exercise of the Warrants but will instead receive fewer Warrant Shares.

We are not selling any shares of our Common Stock under this prospectus and we will not receive any of the proceeds from the sale of shares by the Selling Stockholders. The Selling Stockholders may sell the shares described in this prospectus through public or private transactions at market prices prevailing at the time of sale or at negotiated prices. We provide more information about how the Selling Stockholders may sell the shares of our Common Stock offered hereby in the section of this prospectus entitled “Plan of Distribution.”

We are registering the offer and sale of the shares of Common Stock covered by this prospectus for sale by the Selling Stockholders pursuant to our obligations under the registration rights agreement, dated as of February 12, 2021 (the “Registration Rights Agreement”), between us and each purchaser signatory thereto, entered into in connection with the securities purchase agreement, dated February 9, 2021 (the “Securities Purchase Agreement”), between us and each purchaser signatory thereto. The transaction in which the Shares and the Warrant Shares were issued is referred to herein as the “PIPE Transaction.”

Our Common Stock is listed on the Nasdaq Global Select Market under the symbol “PBPB.” The last reported sale price of our Common Stock on March 11, 2021 was $5.80 per share.

Investing in our Common Stock involves risks. See “Risk Factors” in our most recent Annual Report on Form 10-K, our Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission after our most recent Annual Report and, if applicable, any other documents incorporated herein by reference or in the relevant prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                     , 2021

You should rely only on the information contained in or incorporated by reference in this prospectus, in any accompanying prospectus supplement or in any free writing prospectus filed by us with the Securities and Exchange Commission (the “SEC”). Neither we nor the Selling Stockholders have authorized anyone to provide you with different information. Neither we nor the Selling Stockholders is making an offer of the shares of our Common Stock offered hereby in any jurisdiction where the offer is not permitted. You should not assume that the information contained in or incorporated by reference in this prospectus or any prospectus supplement or in any such free writing prospectus is accurate as of any date other than their respective dates. Our business, financial condition, results of operations and prospects may have changed since the date of this prospectus or of any prospectus supplement, free writing prospectus or document incorporated by reference.

References in this prospectus to “Potbelly,” “we,” “us,” “our” and “the Company” refer to Potbelly Corporation and, unless the context otherwise requires, its subsidiaries.

References in this prospectus to the “Selling Stockholders” means the Selling Stockholders listed in the table under the caption “Selling Stockholders” as well their respective donees, pledgees, assignees, transferees or other successors-in-interest selling shares of Common Stock or interests in shares of Common Stock received after the date of this prospectus from such Selling Stockholders as a gift, pledge, partnership distribution or other non-sale related transfer.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”), utilizing a “shelf” registration process. Under this process, the Selling Stockholders named in this prospectus or in one or more supplements to this prospectus may sell shares of our Common Stock from time to time. Each time any Selling Stockholder named herein sells shares of Common Stock under the registration statement of which this prospectus is a part, such Selling Stockholder will provide a copy of this prospectus and any applicable prospectus supplement, as required by law. Any applicable prospectus supplement may add, update, or change information contained in this prospectus.

The Selling Stockholders may offer and sell the shares of our Common Stock offered hereby directly to purchasers, through agents selected by the Selling Stockholders, or to or through underwriters or dealers. A prospectus supplement, if required, may describe the terms of the plan of distribution and set forth the names of any agents, underwriters, or dealers involved in the sale of shares of common stock. See “Plan of Distribution.”

To the extent any statement made in a prospectus supplement or a document incorporated by reference herein after the date hereof is inconsistent with the statements made in this prospectus, the statements made in this prospectus will be deemed modified or superseded by those made in the prospectus supplement or the incorporated document. You should read both this prospectus and any prospectus supplement together with additional information incorporated herein and therein described under the heading “Where You Can Find More Information” before you make any investment decision.

FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated herein by reference contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are made throughout this prospectus and are intended to come within the safe harbor protection provided by those sections. These forward-looking statements can generally be identified by the use of forward-looking terminology, including the terms “believes,” “estimates,” “anticipates,” “expects,” “strives,” “goal,” “seeks,” “projects,” “intends,” “forecasts,” “plans,” “may,” “will” or “should” or, in each case, their negative or other variations or comparable terminology. They appear in a number of places throughout this Annual Report and include statements regarding our intentions, beliefs or current expectations concerning, among other things, our results of operations, financial condition, liquidity, prospects, growth, strategies and the industry in which we operate.

By their nature, forward-looking statements involve risks and uncertainties because they relate to events and depend on circumstances that may or may not occur in the future. We believe that these risks and uncertainties include, but are not limited to, those described in the section of this prospectus titled “Risk Factors” and elsewhere in this prospectus and in other documents incorporated herein or therein (including in our most recent annual report on Form 10-K), which include, but are not limited to, the following:

•	the potential future impact of COVID-19 on our business and results of operations;

•	competition in the restaurant industry, which is highly competitive and includes many larger, more well-established companies;

•	risks of food safety and food-borne illnesses and other health concerns about our food;

•	changes in economic conditions, including the effects of consumer confidence and discretionary spending;

•	our ability to successfully implement our business strategy;

•	our reliance on a limited number of suppliers for our major products and on a distribution network with a limited number of distribution partners for the majority of our national distribution program;

•	the success of our initiatives to increase sales and traffic, including menu optimization, off-premises sales options and increased marketing and brand awareness programs;

•	the future cost and availability of credit, and the liquidity or operations of our suppliers and other service providers;

•

fluctuation in price and availability of commodities, including but not limited to items such as beef, poultry, grains, dairy and produce and energy supplies, where prices could increase or decrease more than we expect;

•	our ability to successfully identify, open and operate new shops (which is dependent upon various factors such as the availability of attractive sites for new shops);

•	our ability to negotiate suitable lease terms, terminate on acceptable terms or sublease or assign leases for underperforming shops;

•	our ability to obtain all required governmental permits including zoning approvals on a timely basis;

•	our ability to control construction and development costs and obtain capital to fund such costs;

•	our ability to recruit, train and retain qualified operating personnel;

•	changes in consumer tastes and lack of acceptance or awareness of our brand in existing or new markets;

•	failure of our marketing efforts to attract and retain customers;

•	damage to our reputation caused by, for example, any perceived reduction in the quality of our food, service or staff or an adverse change in our culture;

•	local, regional, national and international economic and political conditions;

•	the seasonality of our business;

•	demographic trends;

•	traffic patterns and our ability to effectively respond in a timely manner to changes in traffic patterns;

•	the cost of advertising and media;

•	inflation or deflation, unemployment rates, interest rates, and increases in various costs, such as real estate and insurance costs;

•	adverse weather conditions, local strikes, natural disasters and other disasters, especially in local or regional areas in which our shops are concentrated;

•	our ability to grow our digital business;

•

litigation or legal complaints alleging, among other things, illness, injury or violations of federal and state workplace and employment laws and our ability to obtain and maintain required licenses and permits;

•	government actions and policies; tax and other legislation; regulation of the restaurant industry; and accounting standards or pronouncements;

•	security breaches of confidential customer information in connection with our electronic processing of credit and debit card transactions or the failure of our information technology system;

•	actions taken by activist stockholders;

•	our ability to adequately protect our intellectual property; and

•

other factors discussed under “Business” in Item 1, “Risk Factors” in Item 1A and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Item 7 of our most recent annual report on Form 10-K.

These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements included in this document. These risks and uncertainties, as well as other risks of which we are not aware or which we currently do not believe to be material, may cause our actual future results to be materially different than those expressed in our forward-looking statements. We do not undertake to update our forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required by law.

You should read this prospectus completely and with the understanding that our actual future results, levels of activity, performance and achievements may be different from what we expect and that these differences may be material. We qualify all of our forward-looking statements by these cautionary statements.

POTBELLY CORPORATION

Potbelly Corporation is a sandwich concept that has been feeding customers’ smiles with warm, toasty sandwiches, signature salads, hand-dipped shakes and other fresh menu items, customized just the way customers want them, for more than 40 years. Potbelly promises Fresh, Fast & Friendly service in an environment that reflects the local neighborhood. Our employees are trained to engage with our customers in a genuine way to provide a personalized experience. We believe the combination of our great food, people and atmosphere allows Potbelly to help people love lunch and creates a devoted base of Potbelly fans.

We believe that a key to our past and future success is our culture. It is embodied in The Potbelly Advantage, which is an expression of our Vision, Mission and Values, and the foundation of everything we do. Our Vision is to be your moment of escape, thanks to our relaxing shop, friendly faces, and toasty sandwiches. Our Mission is to help people love lunch. Our Values embody both how we lead and how we behave, and form the cornerstone of our culture. We use simple language that resonates from the frontline associate to the most senior levels of the organization, creating shared expectations and accountabilities in how we approach our day-to-day activities. We strive to be a fun, friendly and hardworking group of people who enjoy taking care of our customers, while at the same time taking care of each other.

As of December 27, 2020, we had 446 shops in 32 states and the District of Columbia. Of these, the company operated 400 shops and franchisees operated 46 shops.

We were incorporated in Delaware in June 2001 as Potbelly Sandwich Works, Inc. and changed our name to Potbelly Corporation in 2002. Our principal offices are located at 111 North Canal Street, Suite 850, Chicago, Illinois 60606 and our telephone number is (312) 951-0600. We maintain a website with the address www.potbelly.com. The contents of our website are not incorporated by reference into this prospectus.

RISK FACTORS

An investment in our securities involves risks. You should consider carefully the risks and uncertainties described under the heading “Risk Factors” in any applicable prospectus supplement and under the caption “Risk Factors” in any of our filings with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, which are incorporated herein by reference, before you decide whether to purchase any of our securities. These risks could materially adversely affect our business, financial condition, results of operations and cash flows, and you may lose part or all of your investment. For more information, see the section of this prospectus titled “Where You Can Find More Information.”

USE OF PROCEEDS

We will not receive any proceeds from the sale or other disposition by the Selling Stockholders of the shares of our Common Stock offered hereby. The Selling Stockholders will pay any expenses incurred by it for certain out-of-pocket expenses incurred by them in disposing of the shares pursuant to this prospectus. We will bear all other costs, fees and expenses incurred in effecting the registration of the shares of our Common Stock offered hereby, including, without limitation, all registration fees, listing fees of the Nasdaq and fees and expenses of our counsel and our independent registered public accounting firm.

SELLING STOCKHOLDERS

We are registering for resale an aggregate of 4,549,529 shares of our common stock that may be sold by the Selling Stockholders, including 3,249,668 shares of our Common Stock that were sold and issued by us to the Selling Stockholders pursuant to the Securities Purchase Agreement and 1,299,861 Warrant Shares issuable upon exercise of a Warrant issued to the Selling Stockholders pursuant to the Securities Purchase Agreement. The Warrant is exercisable at the option of the Selling Stockholders until February 12, 2026.

We are registering the offer and sale of the shares of Common Stock covered by this prospectus for sale by the Selling Stockholders pursuant to our obligations under the Registration Rights Agreement entered into in connection with the Securities Purchase Agreement.

No offer or sale under this prospectus may be made by a stockholder other than the Selling Stockholders named herein, in a supplement to this prospectus or in an amendment to the related registration statement that has become effective under the Securities Act. We may supplement or amend this prospectus to include additional Selling Stockholders upon request and upon provision of all required information to us.

The following table sets forth the name of the Selling Stockholders, the maximum number of shares of our Common Stock to be sold by the Selling Stockholders and the number of shares of our Common Stock beneficially owned by the Selling Stockholders.

We do not know when or in what amounts the Selling Stockholders may offer its shares of our Common Stock for sale, if at all. Because the Selling Stockholders may offer all, some or none of its shares pursuant to this prospectus, and because we are unaware of any agreements, arrangements or understanding with respect to the sale of any such shares, no definitive estimate can be provided as to the number of shares that will be held, or percentage of shares beneficially owned, by the Selling Stockholders after completion of any offerings pursuant to this prospectus. For purposes of the table below, the information regarding shares of Common Stock owned after the offering assumes the sale of all shares offered by the Selling Stockholders and that the Selling Stockholders does not dispose of or acquire any additional shares.

The information in the below table is based on information provided by or on behalf of the Selling Stockholders to us in a Selling Stockholders questionnaire and is as of the date specified by the Selling Stockholders in such questionnaire. We have not sought to verify such information. Additionally, the Selling Stockholders may have sold or transferred some or all of its shares in exempt or non-exempt transactions since the date of this prospectus. Other information about the Selling Stockholders may also change over time. Any changed information will be set forth in supplements to this prospectus, if required.

	Prior to the Offering			After the Offering
Name of Selling Stockholders	Aggregate Number of Shares of Common Stock Beneficially Owned(1)	Percent of Shares of Common Stock Outstanding (2)	Number of Shares of Common Stock Being Registered for Resale	Number of Shares of Common Stock Beneficially Owned	Percent of Shares of Common Stock Outstanding (2)
180 Degree Capital Corp.(3)	2,283,777	8.2%	512,944	1,917,388	6.6%
Agman Investments LLC (4)	2,587,696	9.3	313,465	2,363,792	8.1
Ancora Catalyst Institutional LP(5)`	1,624,762	5.8	157,808	1,258,373	4.3
Ancora Catalyst LP (5)	1,624,762	5.8	13,155	1,258,373	4.3
Ancora Merlin Institutional LP (5)	1,624,762	5.8	315,308	1,258,373	4.3
Ancora Merlin LP (5)	1,624,762	5.8	26,673	1,258,373	4.3
Armistice Capital Master Fund Ltd.(6)	407,099	1.5	569,938	—	—
Blue Opportunity Fund, LP (7)	43,763	*	35,429	—	—
Chain of Lakes Investment Fund, LLC (8)	1,467,057	5.2	270,720	1,273,685	4.4
Hudson Bay Master Fund Ltd.(9)	1,017,749	3.6	1,424,848	—	—
Intrinsic Investment Holdings, LLC (10)	920,362	3.3	569,938	513,263	1.8
Maze Focus Fund, LP (7)	43,763	*	25,839	—	—
Punch Nano Cap Partners I, LLC (11)	193,372	*	270,720	—	—
Steven J. Schuster (12)	228,971	*	42,744	198,439		*

*	Less than 1%
(1)	Does not include Warrant Shares issuable upon exercise of Warrants as the Warrants are not exercisable until August 13, 2021.
(2)

Based on 27,951,077 shares of Common Stock outstanding as of February 24, 2021. As the Warrants are not exercisable until August 13, 2021, the Warrant Shares are not assumed to be issued in calculating the percentage ownership prior to the offering but are assumed to be outstanding after offering.

(3)

Number of shares of Common Stock being registered for resale includes 201,514 Shares of Common Stock purchased by 180 Degree Capital Corp. pursuant to the Securities Purchase Agreement and 80,605 Warrant Shares issuable to 180 Degree Capital Corp. upon exercise of Warrants and 164,875 shares of Common Stock purchased by a separate account managed by 180 Degree Capital Corp. pursuant to the Securities Purchase Agreement and 65,950 Warrant Shares issuable to the separate account upon exercise of Warrants. Because 180 Degree Capital Corp. manages the separate account, the amounts set forth in the table represent the aggregate amount beneficially owned by both 180 Degree Capital Corp. and the separate account. 180 Degree Capital Corp. may be deemed to be an affiliate of a broker-dealer, but is not itself a broker-dealer. The securities identified in the table above for 180 Degree Capital Corp. were acquired in the ordinary course of business and at the time of acquisition, 180 Degree Capital Corp. had no agreement or understanding, directly or indirectly, with any person to distribute the securities. The address of 180 Degree Capital Corp. is 7 N. Willow Street, Suite 4B, Montclair, NJ 07042.

(4)

Number of shares of Common Stock being registered for resale includes 223,904 shares of Common Stock purchased by Agman Investments LLC pursuant to the Securities Purchase Agreement and 89,561 Warrant Shares issuable to Agman Investments LLC upon exercise of Warrants. The securities are directly held by Agman Investments LLC and may be deemed to be indirectly beneficially owned by Howard Scott Silverman, as the Managing Member of Agman Investments LLC. The address of Agman Investments LLC is 10 E. Ohio St., Second Floor, Chicago, IL 60611.

(5)

Number of shares of Common Stock being registered for resale includes (i) 112,720 shares of Common Stock purchased by Ancora Catalyst Institutional LP pursuant to the Securities Purchase Agreement and 45,088 Warrant Shares issuable to Ancora Catalyst Institutional LP upon exercise of Warrants, (ii) 9,397 shares of Common Stock purchased by Ancora Catalyst LP pursuant to the Securities Purchase Agreement and 3,758 Warrant Shares issuable to Ancora Catalyst LP upon exercise of Warrants, (iii) 225,220 shares of Common Stock purchased by Ancora Merlin Institutional LP pursuant to the Securities Purchase Agreement and 90,088 Warrant Shares issuable to Ancora Merlin Institutional LP upon exercise of Warrants and (iv) 19,052 shares of Common Stock purchased by Ancora Merlin LP pursuant to the Securities Purchase Agreement and 7,621 Warrant Shares issuable to Ancora Catalyst LP upon exercise of Warrants. Ancora Catalyst Institutional, LP, Ancora Catalyst, LP, Ancora Merlin Institutional, LP and Ancora Merlin, LP (collectively, the “Ancora Funds”) are controlled by Ancora Holdings Inc., the parent company of investment advisors to the Ancora Funds. As a result, any shares beneficially owned by any of the Ancora Funds may be deemed beneficially owned by the other Ancora Funds and the amounts set forth in the table for each Ancora Fund represent the aggregate amount beneficially owned by all Ancora Funds. The Ancora Funds may be deemed to be affiliates of a broker-dealer, but are not themselves broker-dealers. The securities identified in the table above for the Ancora Funds were acquired in the ordinary course of business and at the time of acquisition, and the Ancora Funds had no agreement or understanding, directly or indirectly, with any person to distribute the securities. The address of Ancora Holdings, Inc. is c/o Ancora Advisors, LLC, 6060 Parkland Boulevard, Suite 200, Cleveland, Ohio 44124.

(6)

Number of shares of Common Stock being registered for resale includes 407,099 shares of Common Stock purchased by Armistice Capital Master Fund Ltd. pursuant to the Securities Purchase Agreement and 162,839 Warrant Shares issuable to Armistice Capital Master Fund Ltd. upon exercise of Warrants. The securities are directly held by Armistice Capital Master Fund Ltd., a Cayman Islands exempted company (the “Master Fund”), and may be deemed to be indirectly beneficially owned by: (i) Armistice Capital, LLC (“Armistice Capital”), as the investment manager of the Master Fund; and (ii) Steven Boyd, as the Managing Member of Armistice Capital. The address of Armistice Capital Master Fund Ltd. is c/o Armistice Capital, LLC is 510 Madison Avenue, 7th Floor, New York, NY 10022.

(7)

Number of shares of Common Stock being registered for resale includes 25,306 Shares of Common Stock purchased by Blue Opportunity Fund, LP pursuant to the Securities Purchase Agreement and 10,123 Warrant Shares issuable to Blue Opportunity Fund, LP upon exercise of Warrants and 18,457 shares of Common Stock purchased by Maze Focus Fund pursuant to the Securities Purchase Agreement and 7,382 Warrant Shares issuable to Maze Focus Fund upon exercise of Warrants. Maze Investments is the investment advisor to both Blue Opportunity Fund LP and Maze Focus Fund LP. As a result, any shares beneficially owned by either of such Selling Stockholders may be deemed beneficially owned by the other and the amounts set forth in the table for each Selling Stockholder represent the aggregate amount beneficially owned by both Selling Stockholders. In addition, Adam Z. Epstein, the managing member of Maze Investments, may be deemed to indirectly beneficially own the securities owned by Blue Opportunity Fund, LP and Maze Focus Fund, LP. The address of Blue Opportunity Fund, LP and Maze Focus Fund, LP is c/o Maze Investments, 12100 Wilshire Boulevard, Suite 620, Los Angeles, California 90025.

(8)

Number of shares of Common Stock being registered for resale includes 193,372 Shares of Common Stock purchased by Chain of Lakes Investment Fund, LLC pursuant to the Securities Purchase Agreement and 77,348 Warrant Shares issuable to Chain of Lakes Investment Fund, LLC upon exercise of Warrants. The securities are directly held by Chain of Lakes Investment Fund, LLC and may be deemed to be indirectly beneficially owned by Christopher B. Woodruff, as the president of Chain of Lakes Investment Fund, LLC. The address of Chain of Lakes Investment Fund, LLC is Chain of Lakes Investment Fund, LLC, 8101 34th Avenue South, Suite 400, Bloomington, MN 55425

(9)

Number of shares of Common Stock being registered for resale includes 1,017,729 shares of Common Stock purchased by Hudson Bay Master Fund Ltd. pursuant to the Securities Purchase Agreement and 407,099 Warrant Shares issuable to Hudson Bay Master Fund Ltd. upon exercise of Warrants. Hudson Bay Capital Management LP, the investment manager of Hudson Bay Master Fund Ltd., has voting and investment power over these securities. Sander Gerber is the managing member of Hudson Bay Capital GP LLC, which is the general partner of Hudson Bay Capital Management LP. Each of Hudson Bay Master Fund Ltd. and Sander Gerber disclaims beneficial ownership over these securities The address of Hudson Bay Master Fund Ltd. is c/o Hudson Bay Capital Management LP, 777 Third Ave, 30th Floor, New York, NY 10017.

(10)

Number of shares of Common Stock being registered for resale includes 407,099 shares of Common Stock purchased by Intrinsic Investment Holdings, LLC pursuant to the Securities Purchase Agreement and 162,839 Warrant Shares issuable to Intrinsic Investment Holdings, LLC upon exercise of Warrants. The address of Intrinsic Investment Holdings, LLC is 220 Green Street, Chicago, Illinois 60607.

(11)

Number of shares of Common Stock being registered for resale includes 193,372 shares of Common Stock purchased by Punch Nano Cap Partners I, LLC pursuant to the Securities Purchase Agreement and 77,348 Warrant Shares issuable to Punch Nano Cap Partners I, LLC upon exercise of Warrants. The securities are directly held by Punch Nano Cap Partners I, LLC and may be deemed to be indirectly beneficially owned by Howard D. Punch, Jr., as the managing member of Punch Nano Cap Partners I, LLC. The address of Punch Nano Cap Partners I, LLC is 7701 France Ave. So. #300, Edina, MN 55435.

(12)

Number of shares of Common Stock being registered for resale includes 30,532 shares of Common Stock purchased by Mr. Schuster pursuant to the Securities Purchase Agreement and 12,212 Warrant Shares issuable to Mr. Schuster upon exercise of Warrants. The address of Mr. Schuster is 400 East 57th Street, New York, New York 10022.

PLAN OF DISTRIBUTION

We are registering the shares of Common Stock (i) issued to the Selling Stockholders and (ii) issuable upon conversion of the Warrants issued to the Selling Stockholders to permit the resale of these shares of Common Stock by the holders of the shares of Common Stock and the Warrants from time to time after the date of this prospectus. We will not receive any of the proceeds from the sale by the Selling Stockholders of the shares of Common Stock. We will bear all fees and expenses incident to our obligation to register the shares of Common Stock.

The Selling Stockholders may sell all or a portion of the shares of Common Stock beneficially owned by them and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents. If the shares of Common Stock are sold through underwriters or broker- dealers, the Selling Stockholders will be responsible for underwriting discounts or commissions or agent’s commissions. The shares of Common Stock may be sold on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale, in the over-the-counter market or in transactions otherwise than on these exchanges or systems or in the over-the-counter market and in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices. These sales may be effected in transactions, which may involve crosses or block transactions. The Selling Stockholders may use any one or more of the following methods when selling shares:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	settlement of short sales entered into after the effective date of the registration statement of which this prospectus is a part;

•	broker-dealers may agree with the Selling Stockholders to sell a specified number of such shares at a stipulated price per share;

•	through the writing or settlement of options or other hedging transactions, whether such options are listed on an options exchange or otherwise;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.

The Selling Stockholders also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act of 1933, as amended, or the Securities Act, as permitted by that rule, or Section 4(a)(1) under the Securities Act, if available, rather than under this prospectus, provided that they meet the criteria and conform to the requirements of those provisions.

Broker-dealers engaged by the Selling Stockholders may arrange for other broker-dealers to participate in sales. If the Selling Stockholders effect such transactions by selling shares of Common Stock to or through underwriters, broker-dealers or agents, such underwriters, broker- dealers or agents may receive commissions in the form of discounts, concessions or commissions from the Selling Stockholders or commissions from purchasers of the shares of Common Stock for whom they may act as agent or to whom they may sell as principal. Such commissions will be in amounts to be negotiated, but, except as set forth in a supplement to this Prospectus, in the case of an agency transaction will not be in excess of a customary brokerage commission in compliance with FINRA Rule 2121; and in the case of a principal transaction a markup or markdown in compliance with FINRA Rule 2121.01.

In connection with sales of the shares of Common Stock or otherwise, the Selling Stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the shares of Common Stock in the course of hedging in positions they assume. The Selling Stockholders may also sell shares of Common Stock short and if such short sale shall take place after the date that this registration statement is declared effective by the Commission, the Selling Stockholders may deliver shares of Common Stock covered by this prospectus to close out short positions and to return borrowed shares in connection with such short sales. The Selling Stockholders may also loan or pledge shares of Common Stock to broker-dealers that in turn may sell such shares, to the extent permitted by applicable law. The Selling Stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction). Notwithstanding the foregoing, the Selling Stockholders have been advised that they may not use shares registered on this registration statement to cover short sales of our common stock made prior to the date the registration statement, of which this prospectus forms a part, has been declared effective by the Securities and Exchange Commission.

The Selling Stockholders may, from time to time, pledge or grant a security interest in some or all of the shares of Common Stock or the Warrants owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of Common Stock from time to time pursuant to this prospectus or any amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act, amending, if necessary, the list of Selling Stockholders to include the pledgees, transferees or other successors in interest as Selling Stockholders under this prospectus. The Selling Stockholders also may transfer and donate the shares of Common Stock in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

The Selling Stockholders and any broker-dealer or agent participating in the distribution of the shares of Common Stock may be deemed to be “underwriters” within the meaning of Section 2(a)(11) of the Securities Act in connection with such sales. In such event, any commissions paid, or any discounts or concessions allowed to, any such broker-dealer or agent and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Selling stockholders who are “underwriters” within the meaning of Section 2(a)(11) of the Securities Act will be subject to the applicable prospectus delivery requirements of the Securities Act including Rule 172 thereunder and may be subject to certain statutory liabilities of, including but not limited to, Sections 11, 12 and 17 of the Securities Act and Rule 10b-5 under the Securities Exchange Act of 1934, as amended, or the Exchange Act.

Each Selling Stockholder has informed us that it is not a registered broker-dealer and does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the Common Stock. Upon our being notified in writing by a Selling Stockholder that any material arrangement has been entered into with a broker-dealer for the sale of common stock through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, a supplement to this prospectus will be filed, if required, pursuant to Rule 424(b) under the Securities Act, disclosing (i) the name of each such Selling Stockholder and of the participating broker-dealer(s), (ii) the number of shares involved, (iii) the price at which such the shares of Common Stock were sold, (iv) the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable, (v) that such broker-dealer(s) did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus, and (vi) other facts material to the transaction.

Under the securities laws of some states, the shares of Common Stock may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the shares of Common Stock may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

There can be no assurance that any Selling Stockholder will sell any or all of the shares of Common Stock registered pursuant to the registration statement of which this prospectus forms a part.

Each Selling Stockholder and any other person participating in such distribution will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including, without limitation, to the extent applicable, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the shares of Common Stock by the Selling Stockholder and any other participating person. To the extent applicable, Regulation M may also restrict the ability of any person engaged in the distribution of the shares of Common Stock to engage in market-making activities with respect to the shares of Common Stock. All of the foregoing may affect the marketability of the shares of Common Stock and the ability of any person or entity to engage in market-making activities with respect to the shares of Common Stock.

We will pay all expenses of the registration of the shares of Common Stock pursuant to the registration rights agreement, including, without limitation, Securities and Exchange Commission filing fees and expenses of compliance with state securities or “blue sky” laws; provided, however, that each Selling Stockholder will pay all underwriting discounts and selling commissions, if any and any related legal expenses incurred by it. We will indemnify the Selling Stockholders against certain liabilities, including some liabilities under the Securities Act, in accordance with the registration rights agreement, or the Selling Stockholders will be entitled to contribution. We may be indemnified by the Selling Stockholders against civil liabilities, including liabilities under the Securities Act, that may arise from any written information furnished to us by the Selling Stockholders specifically for use in this prospectus, in accordance with the registration rights agreement, or we may be entitled to contribution.

LEGAL MATTERS

The validity of the shares of Common Stock offered by this prospectus will be passed upon for us by Mayer Brown LLP, Chicago, Illinois. Additional legal matters may be passed upon for any underwriters, dealers or agents by counsel that will be named in the applicable prospectus supplement.

EXPERTS

The financial statements incorporated in this prospectus by reference from the Company’s Annual Report on Form 10-K for the year ended December 27, 2020 have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and special reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s web site at http://www.sec.gov. Our SEC filings are also available at the office of the Nasdaq Stock Market, Inc., Reports Section, 1735 K Street N.W., Washington, D.C. 20006. For further information on obtaining copies of our public filings at the Nasdaq, you should call (212) 401-8700.

The SEC also maintains an Internet web site that contains reports, proxy statements and other information about issuers, like us, that file electronically with the SEC. The address of that site is http://www.sec.gov. The SEC file number for documents filed by us under the Exchange Act is 001-36104.

The SEC allows us to incorporate by reference into this prospectus the information we file with the SEC. This means that we are disclosing important information to you by referring to other documents. The information incorporated by reference is considered to be part of this prospectus, except for any information superseded by information contained directly in this prospectus. Information that we file later with the SEC under the Exchange Act will automatically update information in this prospectus. In all cases, you should rely on the later information over different information included in this prospectus. We incorporate by reference the documents listed below (other than any portions thereof, that, under the Exchange Act and applicable SEC rules, are not deemed “filed” under the Exchange Act) and any future filings made with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of the offering of securities covered by this prospectus:

•	Our Annual Report on Form 10-K for the year ended December 27, 2020;

•	Our Current Reports on Form 8-K filed on February 10, 2021 and February 26, 2021; and

•

The description of our common stock contained in the Registration Statement on Form 8-A filed on September 30, 2013, including any amendments or reports filed for the purposes of updating such description.

All other documents that we file with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the initial filing of the registration statement and prior to the termination of the offering of securities covered by this prospectus shall also be deemed to be incorporated by reference in this prospectus and to be a part hereof from the respective dates of the filing of such documents (other than any such documents, or portions thereof that, under the Exchange Act and applicable SEC rules, are not deemed “filed” under the Exchange Act). If we have incorporated by reference any statement or information in this prospectus and we subsequently modify that statement or information with information contained in this prospectus or a subsequent incorporated document, the statement or information previously incorporated in this prospectus is also modified or superseded in the same manner.

You may also request a copy of these filings, at no cost, by visiting our website at www.potbelly.com or by writing or telephoning us at:

Potbelly Corporation

111 N. Canal Street, Suite 850

Chicago, Illinois 60606

Phone: (312) 951-0600

Exhibits to any documents incorporated by reference in this prospectus will not be sent, however, unless those exhibits have been specifically referenced in this prospectus. Information contained on our website is not incorporated by reference into this prospectus, and you should not consider information contained on our website as part of this prospectus.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The following table sets forth the expenses expected to be incurred in connection with the issuance and distribution of the securities registered hereby, other than underwriting discounts and commissions.

Commission registration fee	$2,721
Accounting fees and expenses	25,000
Legal fees and expenses	10,000
Miscellaneous	2,279

Total	$40,000

Item 15. Indemnification of Directors and Officers.

The Registrant is governed by the Delaware General Corporation Law, or DGCL. Section 145 of the DGCL provides that a corporation may indemnify any person, including an officer or director, who was or is, or is threatened to be made, a party to any threatened, pending or completed legal action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person was or is an officer, director, employee or agent of such corporation or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such officer, director, employee or agent acted in good faith and in a manner such person reasonably believed to be in, or not opposed to, the corporation’s best interest and, for criminal proceedings, had no reasonable cause to believe that such person’s conduct was unlawful. A Delaware corporation may indemnify any person, including an officer or director, who was or is, or is threatened to be made, a party to any threatened, pending or contemplated action or suit by or in the right of such corporation, under the same conditions, except that such indemnification is limited to expenses (including attorneys’ fees) actually and reasonably incurred by such person, and except that no indemnification is permitted without judicial approval if such person is adjudged to be liable to such corporation. Where an officer or director of a corporation is successful, on the merits or otherwise, in the defense of any action, suit or proceeding referred to above, or any claim, issue or matter therein, the corporation must indemnify that person against the expenses (including attorneys’ fees) which such officer or director actually and reasonably incurred in connection therewith.

The Registrant’s amended and restated by-laws authorize the indemnification of its officers and directors, consistent with Section 145 of the Delaware General Corporation Law, as amended. The Registrant has entered into indemnification agreements with each of its directors and executive officers. These agreements, among other things, require the Registrant to indemnify each director and executive officer to the fullest extent permitted by Delaware law, including advancement of expenses such as attorneys’ fees, judgments, fines and settlement amounts incurred by the director or executive officer in any action or proceeding, including any action or proceeding by or in right of the Registrant, arising out of the person’s services as a director or executive officer.

Under the Registrant’s certificate of incorporation, a director of the Registrant will not be liable to the Registrant or its stockholders for monetary damages for any breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL. Reference is made to Section 102(b)(7) of the DGCL, which enables a corporation in its original certificate of incorporation or an amendment thereto to eliminate or limit the personal liability of a director for violations of the director’s fiduciary duty, except (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the DGCL, which provides for liability of directors for unlawful payments of dividends or unlawful stock purchases or redemptions or (iv) for any transaction from which a director derived an improper personal benefit.

The Registrant maintains standard policies of insurance that provide coverage (i) to its directors and officers against loss arising from claims made by reason of breach of duty or other wrongful act and (ii) to the Registrant with respect to indemnification payments that it may make to such directors and officers.

Item 16. Exhibits.

4.1	Seventh Amended and Restated Certificate of Incorporation of Potbelly Corporation (filed as Exhibit 3.1 to the Company’s Registration Statement on Form S-1, as amended (File No. 333-190893), filed with the SEC on August 29, 2013 and incorporated by reference herein).

4.2	Second Amended and Restated By-laws of Potbelly Corporation (filed as Exhibit 3.2 to the Company’s Registration Statement on Form S-1, as amended (File No. 333-190893), filed with the SEC on August 29, 2013 and incorporated by reference herein).

5.1	Opinion of Mayer Brown LLP.

23.1	Consent of Deloitte & Touche LLP.

23.5	Consent of Mayer Brown LLP (included in Exhibit 5.1 above).

24.1	Power of Attorney (included on signature pages).

Item 17. Undertakings.

The registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (a)(i), (a)(ii) and (a)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for purposes of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

The registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of such registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of such registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless, in the opinion of its counsel, the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Potbelly Corporation certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Chicago, Illinois, on the 15th day of March, 2021.

POTBELLY CORPORATION

By:	ROBERT D. WRIGHT
Robert D. Wright
President and Chief Executive Officer

POWER OF ATTORNEY

Each of the undersigned members of the Board of Directors and officers of Potbelly Corporation, hereby constitutes and appoints Robert Wright, Steven Cirulis and Adiya Dixon, and each of them, the true and lawful attorneys-in-fact and agents of such undersigned, with full power of substitution and re-substitution, for and in the name, place and stead of such undersigned, in any and all capacities, to sign (i) this Registration Statement on Form S-3 (the “Registration Statement”) to effect the registration under the Securities Act of 1933, as amended (the “Act”), of shares of common stock of Potbelly Corporation and (ii) and all amendments (including post-effective amendments) to such Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as such undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on March 15, 2021.

Name	Position
ROBERT D. WRIGHT	President and Chief Executive Officer (Principal Executive Officer); Director
Robert D. Wright

STEVEN CIRULIS	Senior Vice President, Chief Financial Officer and Chief Strategy Officer (Principal Financial and Accounting Officer)
Steven Cirulis

JOSEPH BOEHM	Director
Joseph Boehm

ADRIAN BUTLER	Director
Adrian Butler

MARLA GOTTSCHALK	Director
Marla Gottschalk

DAVID HEAD	Director
David Head

DAVID J. NEAR	Director
David J. Near

BEN ROSENZWEIG	Director
Ben Rosenzweig

TODD W. SMITH	Director
Todd W. Smith